EXHIBIT 23.2

[LETTERHEAD OF BDO SEIDMAN, LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (the “Registration Statement”) of Edge Petroleum Corporation (the “Company”) of  (1) our reports dated March 9, 2007, relating to the consolidated financial statements of the Company and to the effectiveness of the Company’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and (2) our report dated January 2, 2007, relating to the statements of revenues and direct operating expenses of the oil and natural gas properties acquired from Smith Production Inc. for each of the years in the three-year period ended December 31, 2005 appearing in the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on January 16, 2007.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO Seidman, LLP

Houston, Texas

March 12, 2007